EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of The Toro Company, a Delaware corporation, do hereby make, nominate and appoint each of MICHAEL J. HOFFMAN AND TIMOTHY P. DORDELL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a Post-Effective Amendment No. 3 to Registration Statement on Form S-8 relating to The Toro Company Performance Share Plan (Registration Nos. 333-89260 and 333-87461) (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that the Registration Statement, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 19th day of May, 2015.

Signature

/s/ Robert C. Buhrmaster Robert C. Buhrmaster

/s/ Janet K. Cooper Janet K. Cooper

/s/ Gary L. Ellis Gary L. Ellis

/s/ Jeffrey M. Ettinger Jeffrey M. Ettinger

/s/ Katherine J. Harless Katherine J. Harless

/s/ James C. O’Rourke James C. O’Rourke

/s/ Gregg W. Steinhafel Gregg W. Steinhafel

/s/ Christopher A. Twomey Christopher A. Twomey